UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12

AQR Funds

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

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(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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AQR FUNDS DRAFT PROXY LITE MESSAGE

“Hello.

This is Marco Hanig, President of the AQR Funds. I’m calling because you are a shareholder of the AQR Diversified Arbitrage Fund, and we are requesting your proxy vote on two important proposals concerning the Fund.

We recently mailed you a package containing information on the proposals and everything you need to vote your shares. Your vote is important and we would appreciate if you could vote as soon as possible so that you will not receive multiple solicitations.

You can vote quickly and easily by Internet, telephone, or by mail. Simple-to-follow instructions are in the package we sent. If you have any questions, please call us at 1-866-776-7031.

Many thanks for your cooperation, and we appreciate your investment in our fund.

Goodbye.”

AQR Funds are distributed by ALPS Distributors, Inc.